DRAFT: (1) 24.02.04
                 SUBJECT TO FURTHER INTERNAL AND CLIENT REVIEW

                  SECOND SUPPLEMENTAL FUNDING 1 DEED OF CHARGE


                            DATED [12TH MARCH], 2004


                        PERMANENT FUNDING (NO. 1) LIMITED

                                       AND

                        [PERMANENT FINANCING (NO. 1) PLC

                                       AND

                         PERMANENT FINANCING (NO. 2) PLC

                                       AND

                         PERMANENT FINANCING (NO. 3) PLC

                                       AND

                         PERMANENT FINANCING (NO. 4) PLC

                                      AND]

                              THE BANK OF NEW YORK

                                       AND

                           PERMANENT MORTGAGES TRUSTEE

                                      [AND

                                   HALIFAX PLC

                                       AND

                               JPMORGAN CHASE BANK

                                       AND

                      STRUCTURED FINANCE MANAGEMENT LIMITED

                                       AND

               THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND]

                                  ALLEN & OVERY
                                     LONDON

                                   CONTENTS

CLAUSE                                                                     PAGE

1.    Interpretation...........................................................3
2.    Additional Funding 1 Security............................................3
3.    Incorporation of the Principal Deed......................................5
4.    Choice of Law............................................................6

THIS SECOND SUPPLEMENTAL DEED OF CHARGE is made on [12th March], 2004

BETWEEN:

(1) PERMANENT FUNDING (NO. 1) LIMITED (registered number 4267660), a private limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (FUNDING 1);

(2) [PERMANENT FINANCING (NO. 1) PLC (registered number 4416192), a public limited company incorporated in England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the FIRST ISSUER);

(3) PERMANENT FINANCING (NO. 2) PLC (registered number 4623188), a public limited company incorporated in England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the SECOND ISSUER);

(4) PERMANENT FINANCING (NO. 3) PLC (registered number 4907355), a public limited company incorporated in England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the THIRD ISSUER);

(5) PERMANENT FINANCING (NO. 4) PLC (registered number 4988201), a public limited company incorporated in England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the FOURTH ISSUER);]

(6) THE BANK OF NEW YORK, acting through its office at One Canada Square, London E14 5AL, acting in its capacity as Security Trustee;

(7) PERMANENT MORTGAGES TRUSTEE LIMITED, (registered number 83116), a private limited company incorporated under the laws of Jersey, Channel Islands whose registered office is at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands, in its capacity as the Mortgages Trustee;

(8) [THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, established by an Act of the Parliament of Scotland in 1695, acting through its office situated at 116 Wellington Street, Leeds LS1 4LT, England acting in its capacity as Account Bank;

(9) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG acting in its capacities as Funding 1 GIC Provider, Funding 1 Swap Provider, Start-up Loan Provider, Cash Manager and Seller;

(10) JPMORGAN CHASE BANK acting through its office at 125 London Wall, London EC2Y 5AJ in its capacity as Funding 1 Liquidity Facility Provider; and

(11) STRUCTURED FINANCE MANAGEMENT LIMITED (registered number 3853947), a private limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE acting in its capacity as the Funding 1 Corporate Services.]

WHEREAS:

(A) This Deed is supplemental to the Funding 1 Deed of Charge made between the parties hereto (other than the Second Issuer, the Third Issuer, the Fourth Issuer and the Mortgages Trustee) and dated the Initial Closing Date (herein after referred to as the PRINCIPAL DEED).

(B) The Second Issuer and the Second Start-up Loan Provider acceded to the terms of the Principal Deed by executing a Deed of Accession to the Principal Deed (the FIRST DEED OF ACCESSION) dated 6th March, 2003 between, inter alios, Funding 1, the Second Start-up Loan Provider and the Second Issuer.

(C) The Bank of New York acceded to the role of Security Trustee pursuant to a Supplemental Deed of Charge dated 25th July, 2003 (the FIRST SUPPLEMENTAL FUNDING 1 DEED OF CHARGE) between, inter alios, Funding 1, the First Issuer and the Second Issuer.

(D) The Third Issuer and the Third Start-up Loan Provider acceded to the terms of the Principal Deed by executing a Deed of Accession to the Principal Deed (the SECOND DEED OF ACCESSION) dated 25th November, 2003 between, inter alios, Funding 1, the Third Start-up Loan Provider and the Third Issuer.

(E) The Fourth Issuer and the Fourth Start-up Loan Provider acceded to the terms of the Principal Deed by executing a Deed of Accession to the Principal Deed (the THIRD DEED OF ACCESSION) dated on or about the date of this Deed, between, inter alios, Funding 1, the Fourth Start-up Loan Provider and the Fourth Issuer.

(F) The Seller has sold mortgage loans together with the benefit of their related security to the Mortgages Trustee. By an Amended and Restated Mortgages Sale Agreement dated on or about the date hereof, the Seller agreed to sell and the Mortgages Trustee agreed to buy a further portfolio of mortgage loans together with the benefit of their related security. Certain of the mortgage loans in the new portfolio were secured over property situated in Scotland (the SCOTTISH TRUST PROPERTY).

(G) The Mortgage Trustee holds all the above mentioned mortgage loans as bare trustee for Funding 1 as to the Funding 1 Share and the Seller as to the Seller Share of the Trust Property upon, with and subject to the trusts, powers and the provisions of the Amended and Restated Mortgages Trust Deed dated on or about the date hereof.

(H) Pursuant to the Principal Deed, Funding 1 granted to the Security Trustee first ranking fixed and floating security over all the property, asset and rights present and future set out in CLAUSE 3 thereof to secure the performance of the Funding 1 Secured Obligations to the Funding 1 Secured Creditors under the Funding 1 Agreements subject to and upon the terms set out therein (the EXISTING SECURITY).

(I) To further secure the performance of the Funding 1 Secured Obligations, Funding 1 has agreed to provide the Security Trustee with the benefit of the additional fixed and floating security over all the property, asset and rights present and future set out in this Deed including, but not limited to, Funding 1's interest in any Scottish Trust Property not effectively charged by the security created by or pursuant to the Principal Deed (the ADDITIONAL SECURITY) to hold on trust for the benefit of the Funding 1 Secured Creditors and Funding 1 and the other parties to this Deed have agreed to supplement the Principal Deed on the terms set out herein.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.   INTERPRETATION

1.1  DEFINITIONS

     The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Deed and dated [12th March], 2004 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this Deed and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Deed, including the recitals hereto and this Deed shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Master Definitions and Construction Schedule.

1.2  CONSTRUCTION

     In this Deed, except where the context otherwise requires:

     (a) the terms of the Master Definitions and Construction Schedule and of any agreement in existence at the date hereof between the parties hereto in relation to any such documents are incorporated in this Deed to the extent required to ensure that any proposed disposition of the Funding 1 Charged Property contained in this Deed is a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989;

     (b) a reference in this Deed to any property, assets, undertakings or rights includes, unless the context otherwise requires, present and future property, assets, undertakings or rights; and

     (c) this DEED means this Second Supplemental Funding 1 Deed of Charge (as from time to time modified and/or supplemented in accordance with the provisions set out in the Principal Deed including all Accession Undertakings and each other document or deed entered into pursuant thereto (as from time to time modified and/or supplemented as aforesaid) and expressed to be supplemental thereto).

1.3  ACKNOWLEDGEMENT

     Each of the parties hereto agrees and acknowledges that nothing in this Deed shall constitute a release of the security created pursuant to the Principal Deed.

2.   ADDITIONAL FUNDING 1 SECURITY

2.1  TRUST PROPERTY

(a) Funding 1, by way of fixed security for the payment or discharge of the Funding 1 Secured Obligations, subject to CLAUSE 4 (Release of Funding 1 Charged Property) of the Principal Deed, hereby assigns (or to the extent not assignable, charges) to the Security Trustee (on trust for itself and the other Funding 1 Secured Creditors) all of its right, title, interest and benefit present and future in, to and under the Funding 1 Share of the Trust Property (including, without limitation, the Scottish Trust Property, present and future, comprised in the Trust Property) and including all rights to receive payment of any amounts which may become payable to Funding 1 thereunder and all payments received by it thereunder including, without limitation, all rights to serve notices and/or make demands thereunder and/or to take such steps as are required to cause payments to become due and payable thereunder and all rights of action in respect of any breach thereof and all rights to receive damages or obtain relief in respect thereof.

(b) The assignment granted under or pursuant to CLAUSE 2.1(A) above will rank subsequent to the assignment granted by Funding 1 under or pursuant to CLAUSE 3.1(A) of the Principal Deed.

2.2   FLOATING CHARGE

(a) Funding 1, by way of floating security for the payment or discharge of the Funding 1 Secured Obligations, subject to CLAUSE 4 (Release of Funding 1 Charged Property) of the Principal Deed, hereby charges by way of a floating charge in favour of the Security Trustee (on trust for itself and the other Funding 1 Secured Creditors) the whole of its undertaking and all its property, assets, rights and revenues, whatsoever and wheresoever, both present and future (including all of its assets, property and undertaking situated in or governed by the laws of Scotland all of which are charged by the floating charge created hereby).

(b) The floating charge granted by Funding 1 under or pursuant to CLAUSE 2.2(A) (FLOATING CHARGE) shall take effect as a second floating charge, ranking subsequent to the first floating charge granted by Funding 1 under or pursuant to CLAUSE 3.5 of the Principal Deed.

2.3  TITLE GUARANTEE

     Each of the dispositions, assignations, assignments or charges over property effected in or pursuant to CLAUSE 2.1 (Trust Property) and CLAUSE
     2.2 (Floating Charge) is made with full title guarantee (or in relation to assets or rights situated in Scotland or governed by the laws of Scotland, with absolute warrandice).

2.4  NOTICE AND ACKNOWLEDGEMENT

     Funding 1 hereby intimates and gives notice to the Mortgages Trustee as trustee under and in terms of the Mortgages Trust Deed of the assignation in security made in terms of CLAUSE 2.1 and the Mortgages Trustee by its execution of this Deed as such trustee immediately subsequent to the execution hereof by Funding 1 confirms that as at the date hereof it has received no intimation of any other dealing with the Funding 1 Share of the Trust Property or any part thereof except in accordance with the of the Funding 1 Agreements.

2.5  WARRANTIES

(a) Funding 1 hereby represents and warrants to the Security Trustee (for itself and on trust for the other Funding 1 Secured Creditors) that, save for registration of certain of the Transaction Documents with the Registrar of Companies in accordance with the provisions of Chapter 1 of Part XII of the Companies Act 1985, no authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation and no payment of any duty or tax and no other action whatsoever is necessary to ensure the validity, legality or enforceability of the liabilities and obligations of Funding 1 or the rights of the Funding 1 Secured Creditors and the Security Trustee in respect of Funding 1 under this Deed.

(b) Funding 1 represents and warrants to the Security Trustee that, other than pursuant to the Funding 1 Agreements, it has not assigned or granted any Security Interest over the Funding 1 Share of the Trust Property.

(c) Funding represents and warrants that no attachment, distress or execution affects the Funding 1 Share of the Trust Property and no diligence has been executed in respect of the Funding 1 Share of the Trust Property.

2.6   REGISTRAR OF COMPANIES

      Funding 1 undertakes to the Funding 1 Secured Creditors to file or procure the filing with the Registrar of Companies pursuant to Chapter 1 of Part XII of the Companies Act 1985 of a duly completed Form 395 together with an executed original of this Deed within 21 days after the date of this Deed.

2.7   SCOTTISH TRUST PROPERTY

      Without prejudice to the provisions of Clause 12 of the Principal Deed and Clause 16 of the Mortgages Trust Deed, Funding 1 and the Mortgages Trustee hereby undertake to the Security Trustee that if at any time after the security constituted by or pursuant to the Principal Deed shall have become enforceable and the Security Trustee or any Receiver shall so require, they will join together in directing the Seller to sell or dispose of all or any part of the Scottish Trust Property on terms previously approved by the Security Trustee and/or in causing the trusts constituted by any Scottish Declaration of Trust to be wound up or performed and they will take all such actions and execute all such documents as may be necessary to effect such sale or disposal or winding-up or performance and the distribution or transfer of the Scottish Trust Property or any part thereof in accordance with the terms of each Scottish Declaration of Trust, the Mortgages Trust Deed, the Principal Deed and this Deed. The Seller and the Mortgages Trustee hereby acknowledge and consent to the foregoing as trustee and beneficiary respectively in terms of each Scottish Declaration of Trust.

2.8   ADDITIONAL SECURITY

      The security constituted by this Deed is in addition to and shall not in any way be prejudiced by any other security now or subsequently held by the Security Trustee as security for the Funding 1 Secured Obligations.

3.    INCORPORATION OF THE PRINCIPAL DEED

3.1   INCORPORATION OF TERMS

      The parties to this Deed hereby agree, subject to CLAUSE 3.2 below, that all of the obligations, undertakings, covenants, rights and powers specified and contained in the Principal Deed, other than the covenants of, and the creation of security by, Funding 1 contained in CLAUSE 3 thereof and the covenant to execute the Funding 1 Power of Attorney in the form annexed to the Principal Deed contained in CLAUSE 19.1 thereof shall be deemed to be repeated herein mutatis mutandis and shall apply mutatis mutandis to the property referred to in CLAUSE 2 hereof and the security and other rights and powers created under and pursuant to this Deed. The parties to this Deed further agree that all of the remaining terms of the Principal Deed shall, except in so far as they are inconsistent with the terms of this Deed, apply mutatis mutandis to this Deed provided always that this Deed shall be without prejudice to the Principal Deed, the security and other rights and powers created under and pursuant to CLAUSE 3 of the Principal Deed and all of the other rights, powers, obligations and immunities comprised therein and arising pursuant thereto, which shall remain in full force and effect notwithstanding this Deed.

3.2  NO EFFECT ON EXISTING CHARGES

     For the avoidance of doubt, CLAUSE 3.1 of this Deed shall not be construed as, or otherwise be deemed to result in, CLAUSE 3 of the Principal Deed being repeated mutatis mutandis in relation to any property or assets from time to time being effectively charged by way of fixed charge or otherwise effectively assigned as fixed security pursuant to CLAUSE 3 of the Principal Deed nor shall it otherwise be construed as any release or memorandum of satisfaction in whole or in part of the security created pursuant to CLAUSE 3 of the Principal Deed.

3.3  EXCLUSION OF THIRD PARTY RIGHTS

     The parties to this Deed do not intend that any term of this Deed should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Deed.

3.4  SUBMISSION TO JURISDICTION

     Each party to this Deed hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Deed, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Deed hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

4.   CHOICE OF LAW

4.1  GOVERNING LAW

     This Deed is governed by and shall be construed in accordance with English law (provided that any provisions of this deed which are particular to the laws of Scotland shall be construed in accordance with Scots law).

DULY EXECUTED AND DELIVERED AS A DEED by each of the parties hereto or on its behalf on the date appearing on page 1.

FUNDING 1

EXECUTED as a DEED by                    )
PERMANENT FUNDING (NO. 1)                )
LIMITED acting by two                    )
directors/a director and the secretary   )

Director

Director/Secretary





[FIRST ISSUER

EXECUTED as a DEED by                    )

PERMANENT FINANCING (NO. 1)              )
PLC acting by two                        )
directors/a director and the secretary   )

Director

Director/Secretary



SECOND ISSUER

EXECUTED as a DEED by                    )
PERMANENT FINANCING (NO. 2)              )
PLC acting by two                        )
directors/a director and the secretary   )

Director

Director/Secretary



THIRD ISSUER

EXECUTED as a DEED by                    )
PERMANENT FINANCING (NO. 3)              )
PLC acting by two                        )
directors/a director and the secretary   )

Director

Director/Secretary



FOURTH ISSUER

EXECUTED as a DEED by                    )
PERMANENT FINANCING (NO. 4)              )
PLC acting by two                        )
directors/a director and the secretary   )

Director

Director/Secretary



SELLER

EXECUTED as a DEED by                    )
HALIFAX PLC                              )
IN ITS CAPACITY AS SELLER                )
acting by its attorney                   )
in the presence of                       )

Witness:

Name:

Address:





CASH MANAGER

EXECUTED as a DEED by                       )
HALIFAX PLC                                 )
IN ITS CAPACITY AS CASH MANAGER             )
acting by its attorney                      )
in the presence of                          )

Witness:

Name:

Address:



ACCOUNT BANK

EXECUTED as a DEED by                       )
THE GOVERNOR AND COMPANY OF                 )
THE BANK OF SCOTLAND                        )
IN ITS CAPACITY AS ACCOUNT BANK             )
acting by two directors/a director          )
and the secretary                           )
Director
Director/Secretary




FUNDING 1 SWAP PROVIDER

EXECUTED as a DEED by                       )
HALIFAX PLC                                 )
IN ITS CAPACITY AS FUNDING 1 SWAP PROVIDER  )
acting by its attorney                      )
in the presence of                          )

Witness:

Name:

Address:

FUNDING 1 GIC PROVIDER

EXECUTED as a DEED by                       )
HALIFAX PLC                                 )
IN ITS CAPACITY AS FUNDING 1 GIC PROVIDER   )
acting by its attorney                      )
in the presence of                          )

Witness:

Name:

Address:

FUNDING 1 CORPORATE SERVICES PROVIDER

EXECUTED as a DEED by                       )
STRUCTURED FINANCE                          )
MANAGEMENT LIMITED                          )
acting by two Directors/a director          )
and the secretary                           )
Director
Director/Secretary





FIRST START-UP LOAN PROVIDER, SECOND START-UP LOAN PROVIDER, THIRD START-UP LOAN PROVIDER AND FOURTH START-UP LOAN PROVIDER

EXECUTED as a DEED by                )
HALIFAX PLC                         )
IN ITS CAPACITY AS                   )
FIRST START-UP LOAN PROVIDER, SECOND)
START-UP LOAN PROVIDER, THIRD START-UP)
LOAN PROVIDER AND FOURTH START-UP    )
LOAN PROVIDER                        )
acting by its attorney               )
in the presence of                   )

Witness:

Name:

Address:





FUNDING 1 LIQUIDITY FACILITY PROVIDER

EXECUTED as a DEED by                )
JPMORGAN CHASE BANK                  )
acting by its attorney               )
in the presence of                   )

Witness:

Name:

Address:]

SECURITY TRUSTEE

EXECUTED as a DEED by                       )
THE BANK OF NEW YORK                        )
acting by its authorised signatory          )

Authorised Signatory:



EXECUTED as a DEED by                       )
PERMANENT MORTGAGES TRUSTEE                 )
LIMITED acting by two                       )
directors/a director and the secretary      )

Director

Director/Secretary